Exhibit 5.1

[Loyens & Loeff Letterhead]

To:

Fiat Chrysler Automobiles N.V.

Fiat House, 25 St. James’s Street

London SW1A 1HA

United Kingdom

RE	Dutch law legal opinion – Registration statement on Form S-8
REFERENCE	document

Amsterdam, 9 January 2015

Dear Sir, Madam,

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Company (as defined below) in connection with, amongst other things, the registration of the Plan Shares and Remuneration Shares (each as defined below) in accordance with the Registration Statement (as defined below).

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Board means the board of directors of the Company.

Company means Fiat Chrysler Automobiles N.V., registered with the Trade Register under number 60372958.

Deed of Issuance of Plan Shares means a deed of issuance of Plan Shares in the form as attached hereto as Annex B1.

Deed of Issuance of Remuneration Shares means a deed of issuance of Remuneration Shares in the form as attached hereto as Annex B2.

Deeds of Issuance means each Deed of Issuance of Plan Shares and each Deed of Issuance of Remuneration Shares.

LTI Plan means the 2014 – 2018 long term incentive plan Fiat Chrysler Automobiles N.V.

Execution Date means any date on which a Deed of Issuance is executed.

Plan Shares means the 90,000,000 common shares with a nominal value of EUR 0.01 in the share capital of the Company to be issued pursuant to the LTI Plan.

Original Resolutions means the Board Minutes I and the Shareholders’ Resolution.

Remuneration Policy means the remuneration policy of the Company dated as of 10 October 2014.

Remuneration Shares means the common shares with a nominal value of EUR 0.01 in the share capital of the Company to be issued pursuant to the Remuneration Policy.

Reviewed Documents means the documents listed in Schedule 1 (Reviewed Documents).

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States of America’s Securities Act of 1933, as amended from time to time.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the Reviewed Documents, which we consider to be the documents necessary under Dutch law for the purpose of providing the opinions set out in this opinion letter.

3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter which we consider to be the investigations necessary under Dutch law for the purpose of providing the opinions set out in this opinion letter:

(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpt;

(b)	an inquiry by telephone at the bankruptcy clerk’s office (faillissementsgriffie) of the court in Amsterdam, the Netherlands, confirming that the Company is not listed in the insolvency register;

(c)	an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Company is not listed on the EU Registrations with the Central Insolvency Register; and

(d)	an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the Annex to Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company is not listed on such annexes.

3.3	We have not reviewed any documents incorporated by reference or referred to in the Reviewed Documents (unless included as a Reviewed Document) and therefore our opinions do not extend to such documents.

4	NATURE OF OPINION

4.1	We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law. We do not express an opinion on tax law, competition law and financial assistance. The terms the “Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2	Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by each Deed of Issuance and on any representations, warranties and other information included in each Deed of Issuance and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3	In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4	This opinion letter and any non-contractual obligations arising out of or in relation to this opinion letter are governed by Dutch law.

4.5	This opinion letter refers to the date hereof. No obligation is assumed to update this opinion letter or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date of this opinion letter, which may have effect on the opinions set out in this opinion letter.

4.6	This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever. The General Terms and Conditions (as referred to in the footnote of this opinion letter) do not apply to this opinion letter.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been duly incorporated as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2	No insolvency, dissolution, merger or demerger

Based solely on the Excerpt and the Checks, the Company is validly existing and has not been dissolved (ontbonden), merged (gefuseerd) involving the Company as disappearing entity, demerged (gesplitst), granted a suspension of payments (surseance verleend), declared bankrupt (failliet verklaard) or been subjected to any insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the 29 May 2000 Council Regulation (EC) No 1346/2000 on Insolvency Proceedings (the Insolvency Regulation).

5.3	Issued share capital

5.3.1	When issued pursuant to a Deed of Issuance of Plan Shares and fully paid in accordance with the terms of the relevant Plan Documentation and the relevant Deed of Issuance of Plan Shares, each Plan Share will have been duly authorised, validly issued, fully paid and will be non-assessable.

5.3.2	When issued pursuant to a Deed of Issuance of Remuneration Shares and fully paid in accordance with the terms of the relevant Plan Documentation and the relevant Deed of Issuance of Remuneration Shares, each Remuneration Share will have been duly authorised, validly issued, fully paid and will be non-assessable.

6	ADDRESSEES

6.1	This opinion letter is addressed to you in relation to the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent. This opinion letter is not to be used or relied upon by you or by any other person for any purpose other than in connection with the filing of the Registration Statement.

6.2	We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,
Loyens & Loeff N.V.

/s/ Loyens & Loeff N.V.

Schedule 1

REVIEWED DOCUMENTS

1	An excerpt of the registration of the Company in the Trade Register dated 2 September 2014 (the Former Excerpt).

2	An excerpt of the registration of the Company in the Trade Register dated 9 January 2015 (the Excerpt).

3	The deed of incorporation of the Company, including the articles of association of the Company, dated 1 April 2014 (the Former Articles).

4	The articles of association (statuten) of the Company included in the deed of amendment of the articles of association of the Company dated 11 October 2014, effective per 12 October 2014 (the Articles).

5	The regulations (bestuursreglement) of the Board dated 29 October 2014 (the Board Regulations).

6	The minutes of the meeting of the Board dated 10 October 2014 (the Board Minutes I).

7	The resolution of the general meeting of the Company dated 10 October 2014 (the Shareholders’ Resolution).

8	The draft minutes of the meeting of the Board held on 28-29 October 2014 (the Board Minutes II).

9	The certificate of a member of the Board dated on the date hereof and as attached hereto as Annex A (the Management Certificate)

10	The documentation regarding the LTI Plan and Remuneration Policy as attached to the Board Minutes I (the Plan Documentation).

11	The final registration statement on Form S-8 in the form to be filed by the Company with the SEC under the Securities Act as attached hereto as Annex C (excluding any documents incorporated by reference herein and any exhibits hereto, other than specifically referred to in this opinion letter, the Registration Statement).

Schedule 2

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2	The information recorded in the Former Excerpt is true, accurate and complete on the date of the Original Resolutions.

1.3	The information recorded in the Excerpt and the Management Certificate is true, accurate and complete on the date of the Board Minutes II (save for the information on the issued and outstanding share capital of the Company) and the date hereof and will be true, accurate and complete on each Execution Date (although not constituting conclusive evidence thereof, this assumption, with respect to the information recorded in the Excerpt on the date hereof, is supported by the Checks).

1.4	Each Deed of Issuance of Plan Shares will be executed substantially in the form as attached hereto as Annex B1 and will not be amended, supplemented, terminated, reconciled, nullified or declared void thereafter.

1.5	Each Deed of Issuance of Remuneration Shares will be executed substantially in the form as attached hereto as Annex B2 and will not be amended, supplemented, terminated, reconciled, nullified or declared void thereafter.

1.6	The Registration Statement has been filed with the SEC and was effective automatically pursuant to the Securities Act.

2	Incorporation, existence and corporate power

2.1	The Company has not been listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Checks).

2.2	The Company has its centre of main interest (as described in the Insolvency Regulation) in the Netherlands and does not have an establishment (as described in the Insolvency Regulation) which has been subjected to any insolvency proceeding or winding up proceeding outside the Netherlands.

2.3	The Company will be validly existing under the laws of the Netherlands on each Execution Date.

2.4	The Board Regulations are the regulations of the Board in force on the date hereof, the date of the Board Minutes II and on each Execution Date.

2.5	The Former Articles are the articles of association (statuten) of the Company in force on the date of the Board Minutes I and the Shareholders’ Resolution.

2.6	The Articles are the articles of association (statuten) of the Company in force on the date hereof, the date of the Board Minutes II and on each Execution Date (although not constituting conclusive evidence thereof, this assumption, with respect to the date hereof, is supported by the Excerpt).

3	Corporate authorisations

3.1	The consent, approval or authorisation of any person and any other step or formality which is required in relation to the execution of any Deed of Issuance and the performance and observance of the terms thereof by the parties, as listed in any Deed of Issuance, have been obtained or taken at or prior to the relevant Execution Date and has not been amended or revoked.

3.2	The Original Resolutions (a) correctly reflect the resolutions made by the relevant corporate body of the Company in respect of the transactions contemplated by each Deed of Issuance, (b) have been made with due observance of the Former Articles and any applicable by-laws and (c) remain in full force and effect.

3.3	The Board Minutes II (a) correctly reflect the resolutions made by the Board in respect of the transactions contemplated by each Deed of Issuance, (b) have been made with due observance of the Articles and the Board Regulations and (c) remain in full force and effect.

3.4	No non-executive member of the Board has or will have a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the entering into each Deed of Issuance in relation to the issuance of Plan Shares.

4	Execution

Each Deed of Issuance constitutes the document required by Dutch law to validly issue the Plan Shares and will be validly executed by the parties thereto on the relevant Execution Date.

5	Other parties

5.1	Each party to each Deed of Issuance is validly existing under the laws by which it is purported to be governed on the relevant Execution Date (as applicable).

5.2	Each party to each Deed of Issuance, other than the Company, has all requisite power or capacity (corporate and otherwise) to execute and to perform its obligations under, each

Deed of Issuance and each Deed of Issuance has been or will be duly authorised by or on behalf of the parties thereto, other than the Company, on the relevant Execution Date.

6	Validity

Under any applicable laws (other than Dutch law):

(a)	each Deed of Issuance constitutes the legal, valid and binding obligations of the parties thereto, and is enforceable against those parties in accordance with its terms; and

(b)	any choice of law and submission to jurisdiction made in each Deed of Issuance is valid and binding.

7	Issued share capital

Upon the grant and issuance of each Plan Share and each Remuneration Share, the authorised share capital of the Company allows for the grant and issuance of such share in the capital of the Company.

Schedule 3

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency regulations (noodregeling), other insolvency proceedings and fraudulent conveyance (actio pauliana), reorganisation, and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Enforceability

The opinions expressed herein with respect to each Deed of Issuance may be affected by the availability of general defences under Dutch law such as the principles of reasonableness and fairness, modification on grounds of unforeseen circumstances, duress, deceit, mistake, undue influence and, if and to the extent not validly waived, force majeure, the right to suspend performance as long as the other party is in default in respect of its obligations, the right to set-off and the right to dissolve a transaction upon default by the other party.

3	Accuracy of information

3.1	The information obtained from a bankruptcy clerk’s office (faillissementsgriffie) and the online international bankruptcy clerk’s office of the court of The Hague (internationale faillissementsgriffie) does not provide conclusive evidence that the Company has not been granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the Insolvency Regulation. Under the Dutch Bankruptcy Act (Faillissementswet) the declaration of a bankruptcy is effected by a court order, with effect from and including the day on which the bankruptcy order is issued. The clerk of the bankruptcy court is under an obligation to keep a public register in which, among others, extracts from the court orders by which a bankruptcy order is declared are registered. We have made enquiries with the clerk of the bankruptcy court whether the Company is registered as being declared bankrupt in the register kept by the clerk. We have received oral confirmation that this is not the case. Such confirmation, however, does not constitute conclusive evidence that the Company is not declared bankrupt, as a proper registration of a bankruptcy order is not a condition for the bankruptcy order to be effective.

3.2

Any dissolution (ontbinding), merger (fusie), demerger (splitsing) or conversion (omzetting) involving the Company must be notified to the trade register of the Chamber of Commerce in the Netherlands. However, it cannot be assured that such notification has actually been made and therefore the Excerpt does not constitute conclusive evidence that the Company is not dissolved (ontbonden), merged (gefuseerd), demerged (gesplitst) or converted (omgezet) as a notification to the trade register is not a condition for a dissolution (ontbinding), merger (fusie), demerger (splitsing) or conversion (omzetting) to be effective.

3.3	The Excerpt does not provide conclusive evidence that the facts set out therein are correct and complete. However, subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware thereof.

ANNEX A

MANAGEMENT CERTIFICATE

FIAT CHRYSLER AUTOMOBILES N.V.

DATED JANUARY 9, 2015

1	Introduction

1.1	This certificate is provided in connection with the Company’s intention to seek registration with the SEC of the Plan Shares (the Registration).

1.2	In connection with the Registration, on the date of this certificate, Loyens & Loeff N.V. intends to issue a legal opinion in the form attached to this certificate (the Legal Opinion). This certificate is the Management Certificate as defined in the Legal Opinion. Terms used but not otherwise defined herein have the same meaning in this certificate as in the Legal Opinion.

2	Certification

2.1	The undersigned as authorised representative of Fiat Chrysler Automobiles N.V., having its official seat (statutaire zetel) in Amsterdam, the Netherlands, registered with the Trade Register under number 60372958 (the Company), after due and careful consideration and after having made all necessary enquiries certifies that the following is correct on the date of this certificate.

2.2	All information regarding the Company registered or on file with the Trade Register and all information in the shareholders’ register of the Company is true, correct and complete.

2.3	No resolution has been adopted concerning a statutory merger or division involving the Company as disappearing entity, the voluntary liquidation of the Company, the filing of a request for its bankruptcy, suspension of payments or any other insolvency proceeding.

2.4	The Company has not been declared bankrupt, granted a suspension of payments or subjected to any other insolvency proceeding.

2.5	The Company has not received a notice concerning its dissolution in accordance with Section 2:19a of the Dutch Civil Code.

The undersigned confirms that Loyens & Loeff N.V. may rely on this certificate

Signature page follows

/s/ Richard K. Palmer
Name:	Richard Keith Palmer
Title:	Chief Financial Officer

ANNEX

FINAL DRAFT LEGAL OPINION

ANNEX B1

Deed of Issuance of Plan Shares

DEED OF ISSUANCE

PLAN SHARES

relating to the issuance of common shares in the capital of

Fiat Chrysler Automobiles N.V.

DEED OF ISSUANCE OF COMMON SHARES IN THE CAPITAL OF

FIAT CHRYSLER AUTOMOBILES N.V.

Date:

THE UNDERSIGNED:

Fiat Chrysler Automobiles N.V., a public company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, and its registered office address at 25 St. James’s Street, SW1A 1HG, London, United Kingdom, registered with the Dutch trade register under number 60372958 (the Company).

WHEREAS:

(A)	On 10 October 2014 the board of directors of the Company (the Board) inter alia resolved to adopt the Equity Incentive Plans (as defined in such resolution).

(B)	On 10 October 2014 the general meeting of shareholders of the Company resolved to grant the Options (as defined in such resolution) to the persons eligible to receive Equity Rights (as defined in such resolution) under the Equity Incentive Plans (the Subscribers).

(C)	This deed concerns an issue of — common shares in the capital of the Company, with a nominal value of EUR 0.01 each (the Shares), as described in the registration statement on Form S-8 with registration number —, as amended, and in connection with the exercise of the Options. With aforementioned registration statement the Company has applied for listing and trading of the Shares on the New York Stock Exchange.

(D)	The Shares will be issued for a price for each Share as determined under the relevant Equity Incentive Plan (the Issue Price).

(E)	The Shares shall be made available to the Subscribers through the facilities of the Depositary Trust Company, a limited purpose trust company under New York law (DTC).

(F)	The Shares shall be issued to Cede & Co. as nominee of DTC to be entered into the electronic book-entry system.

(G)	The Company shall hereby effect the issuance of the Shares on the terms stated below.

IT IS AGREED:

1	Issuance

1.1	In accordance with Section 2:86c of the Dutch Civil Code, the Company hereby issues the Shares to Cede & Co., acting as nominee of DTC. Cede & Co. accepts the Shares and shall credit each of the relevant Subscribers in the book-entry system of DTC as holder of the respective number of Shares.

1.2	The Company shall register the Shares in its shareholders’ register in the name of Cede & Co. No share certificates shall be issued for the Shares.

2	Payment on the Shares

2.1	The Company confirms receipt of payment of the Issue Price for each of the Shares in accordance with the relevant Equity Incentive Plan and confirms that the Shares are paid up in full.

2.2	If and to the extent that the Issue Price exceeds the aggregate amount of the nominal value of the Shares, the balance shall be regarded as share premium and added to the share premium reserve that the Company maintains for the holders of its common shares.

2.3	The Company allows the payment of the Issue Price to be made in a foreign currency in accordance with article 6.6 of the Company’s articles of association and, if such payment occurs, the Company shall deposit with the Dutch trade register a bank certificate as referred to in Section 2:93a paragraph 6 of the Dutch Civil Code within two weeks after such payment.

3	Warranty of the Company

The issuance of the Shares is effected with due observance of all statutory provisions and provisions prescribed by the Company’s articles of association.

4	Governing law

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

(signature page follows)

SIGNATURE PAGE

Signed for and on behalf of the Company by,

Name:
Title:

ANNEX B2

DEED OF ISSUANCE

REMUNERATION SHARES

relating to the issuance of common shares in the capital of

Fiat Chrysler Automobiles N.V.

DEED OF ISSUANCE OF COMMON SHARES IN THE CAPITAL OF

FIAT CHRYSLER AUTOMOBILES N.V.

Date:

THE UNDERSIGNED:

Fiat Chrysler Automobiles N.V., a public company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, and its registered office address at 25 St. James’s Street, SW1A 1HG, London, United Kingdom, registered with the Dutch trade register under number 60372958 (the Company).

WHEREAS:

(A)	On 10 October 2014 the board of directors of the Company (the Board) inter alia resolved to adopt the Remuneration Policy (as defined in such resolution).

(B)	On 29 October 2014 the Board resolved (the Board Resolution) to grant the Remuneration Policy Shares (as defined in such resolution) to non-executive directors of the Board under the Remuneration Policy (the Subscribers).

(C)	This deed concerns an issue of — common shares in the capital of the Company, with a nominal value of EUR 0.01 each (the Shares), as described in the registration statement on Form S-8 with registration number —, as amended. With aforementioned registration statement the Company has applied for listing and trading of the Shares on the New York Stock Exchange.

(D)	The Shares will be issued for a price for each Share as determined under the Board Resolution (the Issue Price).

(E)	The Shares shall be made available to the Subscribers through the facilities of the Depositary Trust Company, a limited purpose trust company under New York law (DTC).

(F)	The Shares shall be issued to Cede & Co. as nominee of DTC to be entered into the electronic book-entry system.

(G)	The Company shall hereby effect the issuance of the Shares on the terms stated below.

IT IS AGREED:

1	Issuance

1.1	In accordance with Section 2:86c of the Dutch Civil Code, the Company hereby issues the Shares to Cede & Co., acting as nominee of DTC. Cede & Co. accepts the Shares and shall credit each of the relevant Subscribers in the book-entry system of DTC as holder of the respective number of Shares.

1.2	The Company shall register the Shares in its shareholders’ register in the name of Cede & Co. No share certificates shall be issued for the Shares.

2	Payment on the Shares

2.1	The Company confirms receipt of payment of the Issue Price for each of the Shares and confirms that the Shares are paid up in full.

2.2	If and to the extent that the Issue Price exceeds the aggregate amount of the nominal value of the Shares, the balance shall be regarded as share premium and added to the share premium reserve that the Company maintains for the holders of its common shares.

2.3	The Company allows the payment of the Issue Price to be made in a foreign currency in accordance with article 6.6 of the Company’s articles of association and, if such payment occurs, the Company shall deposit with the Dutch trade register a bank certificate as referred to in Section 2:93a paragraph 6 of the Dutch Civil Code within two weeks after such payment.

3	Warranty of the Company

The issuance of the Shares is effected with due observance of all statutory provisions and provisions prescribed by the Company’s articles of association.

4	Governing law

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

(signature page follows)

SIGNATURE PAGE

Signed for and on behalf of the Company by,

Name:
Title:

ANNEX C

Form S-8 Registration Statement